Second Quarter 2020 Earnings Release Conference Call
July 31, 2020

Randy Wilson – Terex Corporation – Director, Investor Relations
Good morning, and welcome to the Terex second quarter 2020 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials.

Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Good morning, thank you for joining us and for your interest in Terex. Safety is and will remain the top priority of the Company. Globally, very few of our team members have tested positive for the COVID-19 virus. This reflects our Zero-Harm Safety Culture of Think Safe, Work Safe, Home Safe. The vigilance of our team members both inside and outside of work, and the rigorous COVID-19 safety protocols we implemented early on, have made a real difference and have helped us to avoid any significant impact to our operations. We will keep our guard up as we remain focused on protecting the health and safety of our team members, their families and communities.

Turning to slide 4. After suspending production in most of our facilities around the world in March, we resumed manufacturing in all of our plants globally beginning in late April and increasing in May and June. This resumption was accomplished with a rigorous focus on safety protocols and production that has been calibrated to meet customer demand. Our teams are continuing to work closely with our customers to understand their demand, proactively manage their production operations, closely partner with suppliers to control the incoming supply of materials and maintaining supply chain continuity, and utilize available government furlough programs. These and other actions have enabled us to tightly manage our variable manufacturing expenses which make up over 80% of our cost of goods sold and dramatically reduce our cost base. In addition to rigorous cost control, we have remained focused on having ample liquidity to operate the business. As of June 30, we had approximately $1 billion of available liquidity. We may not be able to control the macroeconomic factors that drive the demand of our products, but we are aggressively executing on the levers that are within our control.

Please turn to slide 5. Second quarter sales stabilized, but were below pre-COVID-19 levels. As a result, we continue to take swift action in response to changing end-market demand. In addition, we delivered strong overall decremental margin performance of approximately 20%. During our last earnings call I discussed the actions we were taking to right size our cost structure, highlighting that we were taking out at least $100 million of costs. We implemented these and other actions during April and our decremental margins reflect these decisive actions. To be specific, in the second quarter, we took out over $40 million of SG&A costs, which was down 30% year-over-year, from furloughs, permanent layoffs, team member salary reductions, and deferral of merit increases. Finally, we generated positive free cash flow of $71 million in the quarter. We achieved this by reducing net working capital by $180 million or more than 20%, reflecting great teamwork by our supply chain, commercial and financial teams. We will execute and are focused on delivering positive free cash flow for the second half of 2020.

Turning to slide 6, in the first half of 2020 we transitioned our strategy to Execute, Innovate and Grow, the natural evolution of our Focus, Simplify and Execute to Win strategy. The Focus and Simplify elements were essentially completed, and it was time to emphasize execution driving innovation and growth, specifically focused on profitable growth. Terex has done a great job of innovating our products and technology. Our innovation needs to include lowering our manufacturing costs and what it costs customers to operate our equipment. Our ANSI compliant J-boom is an excellent example of this purposeful innovation, offering operators the essential performance they need to get work done at height with an unrestricted platform capacity of 660 pounds. It offers rental companies the opportunity to increase their return on invested capital by mixing their fleets with a range of Genie booms, matching the right boom to the right application. In addition, our innovation will improve our ease of doing business through the lifecycle of the product by delivering industry-leading customer service. In parts and service, we are providing our distribution partners easy-to-use digital tools which are highly integrated and consolidated into a convenient and optimized digital portal, helping them serve our customers more efficiently. Terex is well positioned for future growth. We have clear objectives to deliver on our Execute, Innovate and Grow strategy by driving continuous improvement in execution, winning with more customers around the world, driving profitability and shareholder returns, and equipping the organization to win in the global marketplace. This will result in Terex emerging as an even stronger company. With that, let me turn it over to Duffy.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. Turning to slide 7, let me begin by reviewing our Q2 financial results. I would call your attention to our financial reporting structure. As you will notice, consistent with Q1, we did not report adjusted Q2 2020 financial results. Instead, we are identifying the specific financial impacts from COVID-19 and certain other amounts affecting our Q2 reported results. We continue to provide information that will help the investment community more easily compare our year-over-year results going forward. Looking at our second quarter financial results, revenue of $690 million was down 47% year-over-year. As discussed during our last earnings call, we were operationally planning for a challenging quarter. That said, throughout the quarter we did see the markets in which we operate stabilize and begin to recover. For the quarter, we recorded an operating profit of $7 million compared to adjusted operating profit of $132 million in the second quarter last year. The lower operating profit resulted from revenues being only approximately half of Q2 2019, combined with significant unabsorbed manufacturing costs. These costs were due to the combination of fixed costs associated with plant closures and production levels below customer demand to reduce finished goods inventories, principally within Aerials Work Platform (“AWP”). As John discussed a few minutes ago, with the onset of the pandemic we took aggressive steps in April to reduce our overall cost structure to align with the current level of customer demand. While lower revenues impacted our gross margins and increased SG&A as a percent to sales, our aggressive cost reduction actions allowed Terex to achieve an approximate 20% decremental operating margin for Q2, more favorable than our targeted 25% decremental margin. This decremental margin was achieved despite $22 million of gross profit charges primarily associated with fixed costs at our manufacturing facilities for the periods they were closed. In addition, SG&A was adversely impacted by $4 million, primarily due to employee severance and restructuring. Excluding these charges, Terex’s decremental margin would have been 16% in the quarter. Below operating income, interest expense was $7 million lower than Q2 2019 as a result of lower borrowings versus a year ago, principally related to our revolving credit facility being undrawn for most of this past quarter. In addition, other income was positively impacted by $1 million related to the marking-to-market of a publicly traded holding. For Q2, we recorded a tax benefit of 48% which reflects the impact of adjusting our Q1 tax rate to our forecast tax rate. In general, when the pre-tax earnings amount is low, as was the case in the first half of this year, small changes to the tax benefit or expense can have a relatively large impact on our quarterly tax rate. Finally, our reported EPS loss of 5 cents per share includes the COVID-19 and other impacts that I just discussed amounting to pre-tax charges of approximately $25 million or $0.25 per share.

Turning to slide 8 and our segments’ financial results, starting with AWP. AWP sales of $414 million contracted by 52% compared to last year, driven by continued challenging global end markets. The United States and Europe remain significantly below last year’s levels. We continue to aggressively manage production levels to ensure we are not building excess inventory. Our Changzhou, China facility ramped up production over the course of the second quarter to pre-COVID-19 levels. Overall, the Utilities market stabilized in the quarter, but remained soft in certain customer segments. AWP delivered strong decremental margin performance of 20% in the quarter by aggressively right sizing production and costs to align with end-market demand. Backlog at quarter-end was $509 million, down 32% from the prior year, while second quarter bookings of $190 million were 63% lower than Q2 2019. Aerial products Q2 bookings and backlog at June 30 were impacted by customer booking administrative changes which resulted in the cancellation of their orders and the push out of orders due to delays in availability of financing. These customer booking changes reduced AWP Q2 bookings and backlog by approximately $100 million. Most of these orders are expected to be rebooked and shipped in the second half of 2020. Excluding the impact of these customer orders, Q2 bookings were down approximately 40% and backlog was down approximately 20%. During the quarter we also continued to experience a shifting of customer orders from the second quarter to the second half of 2020, although to a much lesser degree than we experienced this past March. Now turning to Materials Processing (“MP”), MP had another solid quarter achieving 9% operating margins despite challenging markets. It is a testament to their operational strength to deliver relatively strong, positive operating margins on significantly lower revenues. Sales were $264 million, down 39% from the second quarter 2019, driven by extremely cautious customer sentiment resulting in delaying capital purchases. The MP team has been aggressively managing all elements of cost in a challenging market environment, resulting in decremental margin performance of 25%. Backlog of $262 million was 36% lower than last year and down low single digits sequentially. However, MP customer bookings trended up each month in the quarter with June higher year-over-year, which gives us optimism going into the second half of the year. Customers in both segments continue to operate through the COVID-19 pandemic and existing equipment is being utilized, but at lower levels. Both our AWP and MP businesses are industry-leading in their respective segments with very strong brands. They are well positioned to grow in their markets as conditions improve.

Turning to slide 9. Now, I would like to provide you with some perspectives on how we currently anticipate the second half of 2020 to develop financially.  It is important to realize that with COVID-19 we are operating in an unprecedented period and customer demand could change negatively or positively very quickly depending upon developments with respect to the pandemic. While we believe it is important to provide you with insights into our business expectations for the second half of 2020, you must understand the potential for variability of results to our expectations is higher than normal.  With that said, as for commercial demand we have seen our markets stabilize, although at a much lower level of demand than 2019 or we expected at the beginning of 2020.  We currently expect revenue over the second half of 2020 to be approximately the same as the first half of this year, with the revenue generated being relatively evenly split between each of the remaining quarters.  From a segment perspective, we anticipate that the year-over-year quarterly revenue declines will be greater in AWP versus MP. We remain fully committed to aggressively managing our overall cost structure in line with reductions in customer demand, such that we maintain our decremental margin target of 25% for the full year for the Company as a whole and for each of our segments.  We also remain committed to these decremental margin targets for the second half of 2020 although, as a result of summer shutdowns in many of our facilities, we do expect our fourth quarter decremental margins will be better than the third quarter. Finally, we expect the full year 2020 corporate and other cost structure will be incurred equally between the first and second halves of 2020. We are intensely focused on overall liquidity and free cash flow generation.  Based upon our current customer demand outlook and cost reductions, we expect to be free cash flow positive for calendar year 2020.  As is typical in our business, we were approximately $40 million free cash flow negative during the first half of 2020 and would expect to generate more than this amount of free cash flow in the back half of the year.  Net working capital reductions will be a primary source of second-half 2020 free cash flow generation.  Finally, we view our $600 million revolving credit facility, which is fully available to us, as an insurance policy for demonstrating the financial security of Terex to our customers, suppliers, team members and shareholders.  We anticipate having ample cash on our balance sheet for the remainder of 2020 and would not expect to utilize our revolving credit facility.

Please turn to page 10 and I‘ll review our disciplined capital allocation strategy. Despite the challenging environment, the entire Terex team drove positive free cash flow of approximately $71 million in the quarter. Our continuing operations free cash flow benefitted from our producing below retail demand. As a result of the COVID-19 impact on commercial demand, we continue to aggressively manage production, especially within our AWP segment, which further benefitted our Q2 free cash flow. We continue to expect net working capital will be a source of liquidity for the remainder of 2020. With the support of our revolving credit facility banks, we have sufficient liquidity available to be successful through this global pandemic, such that we will be positioned to come out the other side and grow again. Given the economic uncertainty, we have reduced our 2020 capital spending by 35%. While we will remain prudent in our capital spending, we are investing for growth as demonstrated by our new Utilities manufacturing facility and Changzhou, China facility expansion. We continue to align our cost structure with commercial demand and have taken aggressive cost reduction actions. Most importantly, we have aggressively reduced the supply of material into our manufacturing facilities. To illustrate, 70% of our cost of goods sold are materials from suppliers that we are assembling into machines. These actions reduce the liquidity requirements of paying suppliers for that material. We have been adjusting our cost structure very aggressively to the demand environment in which we are operating. We continue to temporarily suspend our dividend and share repurchase activity. In conclusion, we will continue to aggressively manage the business and generate strong free cash flow while assuring we have the right capital structure, a strong capital structure, which we do have today. And with that, I will turn it back to you, John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thanks Duffy, turning to slide 11. First, let me take a moment to acknowledge Matt Fearon who is leaving the Company after 25 years of service. Matt is a dynamic leader who has helped Genie grow from a regional brand to a global powerhouse in the aerial work platform industry. As announced, I have assumed responsibility as President of AWP for the foreseeable future. I am excited to work even more closely with the Genie and Utilities teams to improve profitability and growth. AWP’s future success will be driven by: investing in new technology and industry leading products, investing in world-class manufacturing in Watertown and Changzhou, and rigorously following our Zero-Harm Safety Culture. We like our global position, global brands and long-term prospects, and we are investing to enable future growth. But investment can only happen when you execute, which the AWP team demonstrated by safely ramping up production and driving sequential and year-over-year revenue growth in China, proactively and swiftly taking significant SG&A reductions in response to lower demand, and aggressively managing working capital by delivering strong inventory performance. It is a competitive industry so we must be laser focused on controlling what we can control, superior execution and aggressively reducing costs to improve margins and win in the global marketplace.

Turning to slide 12, MP demonstrated again this quarter that it continues to win in the marketplace as MP continues to grow by finding product adjacencies and new geographies for its leading products and brands, all while demonstrating strong operational execution. The MP team has integrated the Cranes business into its portfolio of specialty businesses. As an example, our Australian based Franna business is growing globally. Pictured here is a Franna crane being delivered in Mongolia. An excellent example of how the MP team continues to find new geographies for MP products. The expansion of MP’s environmental business under the Terex Ecotec brand to deliver environmental solutions, is an example of the business finding logical product adjacencies for continued growth. For example, the Terex Ecotec pictured here will further enhance an already significant range of shredding products.  The new machine will be manufactured in our new state-of-the-art manufacturing facility in Derry, Northern Ireland, which supports the ongoing growth and development of Terex Ecotec’s expanding product portfolio. The strong financial performance of MP relative to market conditions, achieving an operating margin of 9% and decremental margins of 25%, demonstrates the MP team is executing well. Finally, MP’s bookings stabilized and increased throughout the second quarter, resulting in bookings only being down 10% year-over-year at the end of the second quarter. MP is a diversified and consistently strong performer, even in these challenging times.

Turning to slide 13. To wrap up our remarks, we are laser focused on our strategy. While many things are difficult to predict today, what is certain is Terex team members around the world are focused on the right things: health, safety, customers, and improved productivity. We will reduce complexity and cost and drive returns with a focus on improving margins, especially within AWP. Our businesses have a strong future so we will continue to invest in innovative products and services to be prepared as market demand returns. With that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.

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